Exhibit 21.1

Subsidiaries of Parkway, Inc.

Name	State

PKY Associates LLC	Delaware

Cousins Greenway Central Plant LLC	Georgia

Cousins Greenway East Parent LLC	Georgia

PKY Greenway Edloe Parking LLC	Georgia

Cousins Greenway Eight Twelve LLC	Georgia

PKY Greenway Nine LLC	Georgia

Cousins Greenway Outparcel West LLC	Georgia

Cousins Greenway West First Parent LLC	Georgia

Cousins Greenway West Parent LLC	Georgia

Cousins Greenway West Parking LLC	Georgia

PKY POC I LLC	Georgia

Cousins/Daniel, LLC	Georgia

CP Venture IV Holdings LLC	Delaware

Eola Capital Asset Management LLC	Delaware

Eola Capital Investors LLC	Delaware

Eola Capital LLC	Florida

Eola Capital NC LLC	Delaware

Eola Office Partners LLC	Delaware

Eola TRS LLC	Delaware

Parkway Operating Partnership LP	Delaware

Parkway Properties General Partners, Inc.	Delaware

Parkway Properties LP	Delaware

Parkway Realty Management, LLC	Delaware

Parkway, Inc.	Maryland

PKY 3200 SW Freeway, LLC	Delaware

PKY Masters GP, LLC	Delaware

PKY Masters Properties Group, L.P.	Maryland

PKY Masters SPE Corp.	Pennsylvania

PKY Masters TRS Amenities, LLC	Delaware

PKY Masters TRS Equity Holding, LLC	Delaware

PKY Masters TRS Services, LLC	Delaware

PKY Peachtree TRS Equity Holdings, LLC	Delaware

PKY-2101 CityWest 1&2 GP, LLC	Delaware

PKY-2101 CityWest 1&2, LP	Delaware

PKY-2101 CityWest 3&4 GP, LLC	Delaware

PKY-2101 CityWest 3&4, LP	Delaware

Name	State

PKY-CityWest Land GP, LLC	Delaware

PKY-CityWest Land, LP	Delaware

PKY-San Felipe Plaza GP, LLC	Delaware

PKY-San Felipe Plaza, LP	Delaware

PKY-Preferred Equity, LLC	Delaware

PKY-Land Investment Company, LLC	Delaware

PKY-Land Investment Company IV, LP	Pennsylvania

2121 Market Street Associates, L.P.	Pennsylvania

PKY GWP JV GP, LLC	Delaware

PKY GWP JV LP, LLC	Delaware

GWP North Richmond, LLC	Delaware

GWP Eight Twelve, LLC	Delaware

GWP West, LLC	Delaware

GWP One, LLC	Delaware

GWP Two, LLC	Delaware

GWP East, LLC	Delaware

GWP 3800 Buffalo Speedway, LLC	Delaware

GWP Richmond Avenue, LLC	Delaware

GWP Central Plant, LLC	Delaware

GWP Nine, LLC	Delaware

GWP Edloe Parking, LLC	Delaware

GWP Phoenix Tower, LLC	Delaware

GWP JV Limited Partnership	Delaware

GWP JV Holdings, LLC	Delaware

GWP JV Mezzanine, LLC	Delaware